                                     BY-LAWS

                                       of

                               VENATOR GROUP, INC.











                              As of August 12, 1998

                                    INDEX

                                                                          Page

ARTICLE I ...................................................................1
     Meetings of Shareholders ...............................................1

ARTICLE II ..................................................................4
     Board of Directors .....................................................4

ARTICLE III .................................................................6
     Committees .............................................................6

ARTICLE IV ..................................................................7
     Officers ...............................................................7
     Chairman of the Board and Chief Executive Officer ......................8
     Vice Chairmen of the Board .............................................9
     President and Chief Operating Officer ..................................9
     Senior Executive Vice Presidents, Executive Vice
     Presidents, Senior Vice Presidents and Other
     Vice Presidents ........................................................9
     Controller .............................................................9
     Treasurer ..............................................................9
     Secretary ..............................................................9
     Powers of Officers Regulated ...........................................9

ARTICLE V ...................................................................10
     Execution of Contracts .................................................10

ARTICLE VI ..................................................................11
     Capital Stock ..........................................................11

ARTICLE VII .................................................................12
     Corporate Seal .........................................................12

ARTICLE VIII ................................................................12
     Fiscal Year ............................................................12

ARTICLE IX ..................................................................12
        Indemnification of Directors, Officers and Others ...................12

ARTICLE X ...................................................................14
        Amendments ..........................................................14

                                     BY-LAWS

                                       OF

                               VENATOR GROUP, INC.



                           ---------------------------


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS


        SECTION 1. Any meeting of the shareholders may be held at such place within or without the United States, and at such hour, as shall be fixed by the Board of Directors and stated in the notice of meeting, or, if not so fixed, at the office of the Corporation in the State of New York at 10:00 A.M.

        SECTION 2. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board of Directors, for the election of directors and the transaction of other business.

        SECTION 3. A special meeting of the shareholders may be held whenever called in writing by the Secretary upon the direction of the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board, the President and Chief Operating Officer or a majority of the entire Board of Directors. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Section 5 of
Article I.

               A special meeting may be cancelled by resolution of the Board of Directors.

        SECTION 4. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a date as the record date for such determination of shareholders. Such date shall not be more than 50 nor less than 10 days before the date of such meeting. When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

        SECTION 5. Written notice shall state the place, date and hour of any meeting of shareholders and, unless it is the annual meeting, shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders to demand payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not more than 50 nor less than 10 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary a written request that notices be mailed to some other address, then such notice shall be directed to him or her at such other address. An affidavit of the Secretary or other person giving the notice or of a transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated.

               When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

        SECTION 6. A list of shareholders as of the record date, certified by the officer of the Corporation responsible for its preparation or by a transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

        SECTION 7. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. The shareholders present may adjourn the meeting despite the absence of a quorum.

        SECTION 8. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy executed in writing (or in such manner permitted by law) by the shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the New York Business Corporation Law.

        SECTION 9. At all meetings of shareholders the Chairman of the Board and Chief Executive Officer shall preside; and in his or her absence a Vice Chairman of the Board, the President and Chief Operating Officer or such other officer or director as may be appointed by the Board of Directors shall preside; and in the absence of any such officer, a chairman appointed by the shareholders present shall preside. The Secretary or an Assistant Secretary shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary or an Assistant Secretary the presiding officer may appoint any person to act as secretary of such meeting.

        SECTION 10. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or at any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholders entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

        SECTION 11. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report, in writing, of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

        SECTION 12. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record date on the record of shareholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

        SECTION 1. The number of directors constituting the entire Board of Directors shall be not less than 9 or more than 17, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors. At each annual meeting of shareholders, directors shall be elected to hold office by a plurality of the votes cast.

        SECTION 2. Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by such Board, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary at least 75 days prior to any meeting of shareholders called for the election of directors. Each such notice shall set forth: (a) name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (c) the principal occupation or employment of each nominee, (d) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as director of the Corporation if so elected.

               The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

        SECTION 3. The Board of Directors or any committee thereof may hold its meetings in such place or places within or without the State of New York as the Board of Directors may, from time to time, determine. Any one or more or all of the members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board or of any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        SECTION 4. Regular meetings of the Board of Directors shall be held in accordance with the schedule adopted each year by the Board of Directors, or on such other day or at such other time or place as the Board of Directors may, from time to time, determine. No notice shall be required for any such regular meeting of the Board of Directors; provided, however, that the Secretary shall forthwith give notice of any change in the place, day or time for holding regular meetings of the Board of Directors by mailing a notice thereof to each director.

        SECTION 5. At the first meeting of the Board of Directors held after each annual meeting of shareholders, the Board shall (a) elect the executive officers of the Corporation, such executive officers to hold office until the first meeting of the Board of Directors following the next annual meeting of the shareholders, and (b) designate an Executive Committee and such other committees as the Board of Directors deems appropriate.

        SECTION 6. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board, the President and Chief Operating Officer or a majority of the entire Board. Notice of each special meeting shall be mailed to each director at least two days before the day on which such meeting is to be held, or shall be sent by telegraph, telex, cable, wireless or telecopy, or be delivered personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

        SECTION 7. A notice, or waiver of notice, need not specify the purpose (other than to amend these By-laws) of any regular or special meeting of the Board of Directors.

        SECTION 8. At all meetings of the Board of Directors the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board, the President and Chief Operating Officer, or such other officer or director as may be appointed by the Board, shall preside.

        SECTION 9. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these By-laws, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of any meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

                                   ARTICLE III

                                   COMMITTEES

        SECTION 1. The Board of Directors, by resolution adopted by a majority of the entire Board, shall designate not less than five of its members who, with the Chairman of the Board and Chief Executive Officer, shall constitute an
Executive Committee. During intervals between meetings of the Board of Directors, the Executive Committee shall possess, and may exercise, all of the powers of the Board (except as otherwise provided in this Article III) in the management of the business of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors. The Executive Committee shall recommend to the Board the declaration of such dividends as such committee deems appropriate.

        SECTION 2. The Chairman of the Board and Chief Executive Officer shall be the chairman of the Executive Committee, and the Secretary of the Corporation shall be the secretary of such committee, or in his or her absence any Assistant Secretary who shall have been designated by the Board of Directors to perform the duties of the Secretary. All acts and resolutions of the Executive Committee shall be recorded in the minute book and reported to the Board of Directors at its next succeeding regular meeting and shall be subject to the approval of, or revision by, the Board, but no acts or rights of third parties shall be affected by any such revision. The presence of four members of the Executive Committee shall be necessary to constitute a quorum. The affirmative vote of four members of the Executive Committee shall be necessary for the adoption of any resolution, unless more than seven members shall be present, in which case the affirmative vote of a majority of the members present shall be necessary. The members of the Executive Committee who are not full-time employees of the Corporation shall receive such compensation for their services as shall, from time to time, be fixed by the Board.

        SECTION 3. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint a Compensation Committee consisting of three or more directors who are not full-time employees of the Corporation. All compensation paid or payable to officers of the Corporation shall be fixed by the Compensation Committee.

        SECTION 4. From time to time the Board of Directors, by resolution adopted by a majority of the entire Board, may appoint any other committee or committees, each consisting of three or more directors or officers, with such powers as shall be specified in the resolution of appointment.

     SECTION 5. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member or members at any meeting of such committee.

     SECTION 6. Each committee shall serve at the pleasure of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not alone relieve any director of his or her duty to the Corporation under the New York Business Corporation Law.

     SECTION 7. No committee shall have authority as to the following matters:

               (a) The submission to shareholders of any action that needs shareholders' authorization under the New York Business Corporation Law;

               (b) The filling of vacancies in the Board of Directors or in any committee;

               (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;

               (d) The amendment or repeal of any By-law, or the adoption of any new By-law; or

               (e) The amendment or repeal of any resolution of the Board of Directors which, by the terms of such resolution, shall not be so amendable or repealable.

        SECTION 8. Subject to any requirements of these By-laws, each committee shall establish its own organization, fix its own rules of procedure and meet as ordered by the Board of Directors.


                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. The executive officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more other Vice Presidents, a Controller, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors. The Board of Directors may also elect, as an executive officer of the Corporation, one or more Vice Chairmen of the Board. The Board of Directors may appoint one or more Assistant Controllers, Assistant Treasurers or Assistant Secretaries and such other officers as shall be deemed necessary, who shall perform such duties as may, from time to time, be prescribed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Chief Operating Officer and Secretary, and no officer, except the Chairman of the Board and Chief Executive Officer, the Vice Chairmen of the Board and the President and Chief Operating Officer, need be a director.

               All officers elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board. All other officers, agents and employees shall hold office at the discretion of the committee or of the officer appointing them. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights.

               The Board of Directors may require any officer to give security for the faithful performance of his or her duties.


                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER

        SECTION 2. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties and hold all positions prescribed by these By-laws and shall perform all other duties incidental to such office. He or she shall keep the Board of Directors fully informed and shall freely consult with it concerning the business of the Corporation. The Chairman of the Board and Chief Executive Officer shall have full power and authority, unless otherwise ordered by the Board of Directors, in behalf of the Corporation to attend, to act and to vote at all meetings of the shareholders of any corporation in which the Corporation may hold stock. He or she may delegate such power and authority to any proxy or proxies whom he or she shall appoint.

                           VICE CHAIRMEN OF THE BOARD

        SECTION 3. Vice Chairmen of the Board shall perform all duties and hold all positions prescribed by these By-laws and shall have such other powers and shall perform such other duties as may be assigned them by the Board. In case of the absence or disability of the Chairman of the Board and Chief Executive Officer, the duties of the office of Chairman of the Board and Chief Executive Officer shall be performed by a Vice Chairman of the Board, unless and until the Board of Directors shall otherwise direct.


                      PRESIDENT AND CHIEF OPERATING OFFICER

        SECTION 4. The President and Chief Operating Officer shall be the chief operating officer of the Corporation, shall perform all duties and hold all positions prescribed by these By-laws and shall have such other powers and shall perform such other duties as may be assigned to him or her by the Board. In case of the absence or disability of the Chairman of the Board and Chief Executive Officer and the Vice Chairman of the Board, the duties of the office of Chairman of the Board and Chief Executive Officer shall be performed by the President and Chief Operating Officer, unless and until the Board of Directors shall otherwise direct.


                        SENIOR EXECUTIVE VICE PRESIDENTS,
                           EXECUTIVE VICE PRESIDENTS,
                             SENIOR VICE PRESIDENTS
                            AND OTHER VICE PRESIDENTS

        SECTION 5. Each Senior Executive Vice President, each Executive Vice President, each Senior Vice President and each other Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors. In case of the absence or disability of the President and Chief Operating Officer, the duties of the office of the President and Chief Operating Officer shall be performed by a Vice Chairman of the Board, a Senior Executive Vice President or an Executive Vice President in the order or priority established by the Chairman of the Board and Chief Executive Officer, unless and until the Board of Directors shall otherwise direct.

                                   CONTROLLER

        SECTION 6. The Controller shall be the principal accounting officer of the Corporation. He or she shall be responsible for the systems of financial control, the maintenance of accounting records and the preparation of the financial statements of the Corporation. He or she shall prepare and submit regular reports to the Board of Directors when and as desired. He or she shall perform all duties incident to the office of Controller and such additional duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board or the President and Chief Operating Officer.

                                    TREASURER

        SECTION 7. The Treasurer shall have the custody of all the funds and securities of the Corporation; and he or she may endorse on behalf of the Corporation for collection all checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate. He or she may sign vouchers, receipts, checks, drafts, notes and orders for the payment of money and may pay out and dispose of the same under the direction of the Board of Directors, the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board or the President and Chief Operating Officer. The Treasurer shall perform all the duties incident to the office of Treasurer and shall perform such additional duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board or the President and Chief Operating Officer. He or she shall give such security for the faithful performance of his or her duties as the Board of Directors may determine.


                                    SECRETARY

        SECTION 8. The Secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the shareholders, and the minutes of the proceedings of all committees of which he or she shall act as secretary, in books provided for such purpose. He or she shall have charge of the certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times during business hours, be open to the examination of any director. The Secretary shall, in general, perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.


                          POWERS OF OFFICERS REGULATED

        SECTION 9. The Board of Directors may, from time to time, extend or restrict the powers and duties of any officer.


                                    ARTICLE V

                             EXECUTION OF CONTRACTS

        All contracts of the Corporation shall be executed on behalf of the Corporation by the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the

Board, the President and Chief Operating Officer, a Senior Executive Vice President, an Executive Vice President, a Senior Vice President, another Vice President or such other person as may be authorized by the Board of Directors, and, if required, the seal of the Corporation shall be thereto affixed and attested by the Secretary or an Assistant Secretary.


                                   ARTICLE VI

                                  CAPITAL STOCK

        SECTION 1. The certificates for shares of the capital stock of the Corporation shall be in such form, in conformity with the Business Corporation Law, as shall be approved by the Board of Directors. All stock certificates shall be signed by the Chairman of the Board and Chief Executive Officer, a Vice Chairman of the Board, the President and Chief Operating Officer, a Senior Executive Vice President, an Executive Vice President, a Senior Vice President or another Vice President, and also by the Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile thereof; provided, however, that upon certificates countersigned by a transfer agent or registered by a registrar, the signatures of such officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer at the date of issuance of such certificate.

        SECTION 2. Shares of the capital stock of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The Board of Directors may, from time to time, make proper provisions for the issuance of new certificates in place of lost or destroyed certificates.

        SECTION 3. The Board of Directors shall have power and authority to make all such rules and regulations as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation; and the Board of Directors may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signatures of a transfer agent and of a registrar.

        SECTION 4. For the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, the Board of Directors may fix, in advance, a date as the record date for such determination of shareholders. Such date shall not be more than 50 days prior to the date of any such payment or allotment.

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        SECTION 5. When any dividend is paid or any other  distribution is made, in whole or in part, from sources other than earned surplus, such dividend or distribution shall be accompanied by a written notice (a) disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus or (b) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.


                                   ARTICLE VII

                                 CORPORATE SEAL

        The Board of Directors shall provide a suitable seal containing the name of the Corporation and the year of incorporation, which seal shall be in the charge of the Secretary.


                                  ARTICLE VIII

                                   FISCAL YEAR

        The fiscal year of the Corporation shall end on the Saturday closest to the last day in January of each year.


                                   ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

        SECTION 1. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by, or in the right of, the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, is or was a director or

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officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees, costs and charges) incurred as a result of such action or proceeding, or appeal therein; provided, however, that no indemnification shall be provided to any such person who is a director or officer of the Corporation if a judgment or other final adjudication adverse to such director or officer establishes that (a)his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
(b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        SECTION 2. The Corporation may indemnify any person (including a person entitled to indemnification pursuant to Section 1) to whom the Corporation is permitted to provide indemnification or the advancement of expenses to the fullest extent permitted by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (a) a resolution of shareholders, (b) a resolution of directors, or (c) an agreement providing for such indemnification, it being expressly intended that this Article IX authorizes the creation of other rights in any such manner.

        SECTION 3. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses incurred in connection with any action or proceeding referred to in
Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (a) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        SECTION 4. Without limitation of any indemnification provided by Section 1, any director or officer of the Corporation serving (a) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Corporation, or (b) any employee benefit plan of the Corporation or any entity referred to in clause (a), in any capacity shall be deemed to be doing so at the request of the Corporation.

        SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article IX may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of

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the event or events  giving  rise to the  action or  proceeding,  to the  extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

        SECTION 6. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to Sections 1 or 3 of this Article IX or a resolution authorized pursuant to Section 2 of this Article IX (a) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof (or of any such resolution) were set forth in a separate written contract between the Corporation and such person, (b) is intended to be retroactive and shall, to the extent permitted by law, be available with respect to events occurring prior to the adoption hereof, and (c) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto. The Corporation shall not be obligated under this Article IX (including any resolution or agreement authorized by Section 2 of this Article IX) to make any payment hereunder (or under any such resolution or agreement) to the extent the person seeking indemnification hereunder (or under any such resolution or agreement) has actually received payment (under any insurance policy, resolution, agreement or otherwise) of the amounts otherwise indemnifiable hereunder (or under any such resolution or agreement).

        SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant to Sections 1 or 3 of this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of, or reimbursement or advancement of expenses to, the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.


                                    ARTICLE X

                                   AMENDMENTS

        SECTION 1. These By-laws may be amended or repealed, and any new Bylaw may be adopted, by vote of a majority of the entire Board of Directors at any meeting, provided written notice of the proposed amendment or repeal, or new Bylaw, shall have been given to each director personally or by mail at least three days

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before the  meeting;  but any By-law  adopted by the Board of  Directors  may be amended or repealed by the shareholders at any annual meeting or at any special meeting, provided notice of the proposed amendment or repeal be included in the notice of meeting.


        SECTION 2. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.












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